UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 8, 2025

TaskUs, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40482	83-1586636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1650 Independence Drive, Suite 100 New Braunfels, Texas 78132
(Address of Principal Executive Offices) (Zip Code)

(888) 400-8275
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	TASK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

Overview

On May 8, 2025, TaskUs, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Breeze Merger Corporation, a Delaware corporation (the “Merger Corporation”). The Merger Agreement and the Transactions (as defined herein) contemplated thereby were unanimously (excluding certain directors affiliated with the Continuing Stockholders (as defined below)) approved by the Board of Directors of the Company (the “Board”) upon the unanimous recommendation of a special committee of the Board (the “Special Committee”, and such recommendation, the “Special Committee Recommendation”) comprised solely of independent and disinterested directors that was established by the Board to review, evaluate and negotiate the Merger Agreement and  make a determination as to whether the Transactions are advisable, fair to “unaffiliated security holders” (as such term is defined under the Exchange Act) of the Company and in the best interests of the Company and its stockholders and make a recommendation to the Board with respect to the Transactions.

Subject to the terms of the Merger Agreement, the Merger Corporation will be merged with and into the Company (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, collectively, the “Transactions”), with Company surviving the Merger, collectively owned, directly or indirectly, by (i) BCP FC Aggregator L.P., (ii) The Maddock 2015 Irrevocable Trust, The Bryce Maddock Family Trust, The Maddock 2015 Exempt Irrevocable Trust and Bryce Maddock and (iii) The Weir 2015 Irrevocable Trust, The Jaspar Weir Family Trust, The Weir 2015 Exempt Irrevocable Trust and Jaspar Weir (collectively, the “Continuing Stockholders”).

As a result of the Merger, each share of Class A Common Stock of the Company, par value $0.01 per share (the “Class A Common Stock”), and Class B Common Stock of the Company, par value $0.01 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than (i) each share held in the treasury of the Company or owned by any direct or indirect wholly-owned subsidiary of the Company, which shall automatically be cancelled without any conversion thereof; (ii) each share (a) owned by the Merger Corporation, any direct or indirect wholly-owned Subsidiary of the Merger Corporation or the Continuing Stockholders or, to the extent designated in writing by the Merger Corporation to the Company at least five business days prior to the Effective Time, any affiliate of the Merger Corporation or (b) in respect of which the holder thereof, the Merger Corporation and, prior to the receipt of the Company Stockholder Approvals (as defined below), the Company (acting at the direction of the Special Committee) have agreed following the date of the Merger Agreement that such shares will not be cancelled, which shall remain outstanding; and (iii) shares owned by stockholders of the Company who properly exercise appraisal rights under Delaware law) will, at the Effective Time, automatically be canceled and converted into the right to receive $16.50 in cash (the “Merger Consideration”), without interest.

Treatment of Equity Awards

Unless otherwise agreed between individual holders and the Merger Corporation, at the Effective Time, each restricted stock unit subject to service-based vesting conditions granted pursuant to a Company Stock Plan (as defined in the Merger Agreement) (each, a “Company RSU”) that is outstanding as of immediately prior to the Effective Time and is either (a) held by a non-employee member of the Board (whether vested or unvested) or (b) vested but not yet settled as of the Effective Time will automatically be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares underlying such Company RSU, by (y) the Merger Consideration, subject to any required withholding of taxes (the “RSU Consideration”), payable, without interest, on the next payroll date that is at least five business days after the date on which the Merger closes. Each Company RSU that is not vested as of immediately prior to the Effective Time will remain outstanding without any cash payment or other consideration being made in respect thereof and subject to the same terms and conditions as were applicable to the underlying RSU immediately prior to the Effective Time (except for terms rendered inoperative due to the Merger or for such other administrative or ministerial changes).

Unless otherwise agreed between individual holders and the Merger Corporation, at the Effective Time, each restricted stock unit subject to performance-based vesting conditions granted pursuant to a Company Stock Plan (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time for which the applicable performance period is completed in accordance with its terms but not yet settled as of the Effective Time will automatically be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (x) the total number of shares underlying such Company PSU immediately prior to the Effective Time, based on actual achievement of applicable performance goals as reasonably determined by the Board or the Compensation Committee of the Board prior to the closing of the Merger in accordance with the terms of the applicable award agreement by (y) the Merger Consideration, subject to any required withholding of taxes (the “PSU Consideration”), payable, without interest, on the next payroll date that is at least five business days after the date on which the Merger closes. Each Company PSU that is outstanding as of immediately prior to the Effective Time for which the applicable performance period is not complete will remain outstanding without any cash payment or other consideration being made in respect thereof and remain subject to the same terms and conditions as were applicable to the underlying Company PSU immediately prior to the Effective Time (except for terms rendered inoperative due to the Merger, including performance conditions inapplicable due to the Company no longer being listed on NASDAQ, or for such other administrative or ministerial changes).

Unless otherwise agreed between individual holders and the Merger Corporation, at the Effective Time, each stock option to acquire shares granted pursuant to a Company Stock Plan (each, a “Company Option”) that is vested and outstanding as of immediately prior to the Effective Time will automatically be canceled and converted into the right to receive an amount in cash, without interest, equal to the product obtained by multiplying (a) the excess, if any, of (x) the Merger Consideration over (y) the exercise price per share of such Company Option, by (b) the total number of shares underlying such Company Option, subject to any required withholding of taxes, payable, without interest, on the next payroll date that is at least five business days after the date on which the Merger closes. Any Company Option that is not vested at the Effective Time will remain outstanding without any cash payment or other consideration being made in respect thereof and subject to the same terms and conditions as were applicable to the underlying Company Option immediately prior to the Effective Time (except for terms rendered inoperative due to the Merger or for such other administrative or ministerial changes). Any Company Option (vested or unvested) outstanding as of immediately prior to the Effective Time with an exercise price per share equal to or greater than the Merger Consideration will be canceled for no consideration.

The TaskUs, Inc. 2022 Employee Stock Purchase Plan will terminate as of the Effective Time.

Closing Conditions

Completion of the Merger is subject to certain closing conditions, including (i)(w) the approval of the majority of outstanding voting power of the Company Common Stock, (x) the approval of the majority of outstanding voting power of the Class A Common Stock, voting as a separate class, (y) the approval of the majority of outstanding voting power of the Class B Common Stock, voting as a separate class, and (z) the approval by a majority of the votes cast by stockholders other than the Continuing Stockholders and their affiliates (collectively, the “Company Stockholder Approvals”); (ii) the absence of any law that enjoins, restrains or otherwise prohibits or makes illegal the consummation of the Merger; (iii) the termination or expiration of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (iv) the accuracy of the other party’s representations and warranties (subject to certain materiality qualifiers); (v) the other party’s compliance in all material respects with its pre-closing covenants; and (vi) no Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement and being continuing as of the Effective Time.  The completion of the Merger is not subject to any financing condition.

No Solicitation

The Merger Agreement includes covenants requiring the Company not to (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries with respect to or which would reasonably be expected to lead to the submission of, any acquisition proposal, (ii) engage in, continue or otherwise participate in discussions or negotiations regarding, or furnish to any person any non-public information in connection with, any acquisition proposal, (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or similar agreement relating to any acquisition proposal or that would require the Company to abandon, terminate or fail to consummate the Merger subject to, prior to receipt of the Company Stockholder Approvals, a customary “fiduciary out” provision that allows the Company, under certain specified circumstances, to provide information to, and participate in discussions and engage in discussions or negotiations with, third parties with respect to an acquisition proposal if the Company complied with certain notice and other requirements and the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith (in each case after consultation with its outside legal counsel and financial advisors), taking into account the legal, financial, regulatory and other aspects of such acquisition proposal, that such acquisition proposal would be more favorable to the Company’s stockholders from a financial point of view than the Merger and is reasonably capable of being consummated, subject to certain matching rights in favor of the Merger Corporation (a “Superior Proposal”), or (iv) approve, endorse or recommend any proposal that constitutes, or would reasonably be expected to lead to an acquisition proposal.

Termination and Fees

Either the Company, acting with the prior approval of the Special Committee, or the Merger Corporation, may terminate the Merger Agreement in certain circumstances, including if (i) the Merger is not completed by December 8, 2025 (the “Outside Date”), subject to certain limitations and as such date may be extended pursuant to the terms of the Merger Agreement or by the mutual written consent of the Company (acting with the prior approval of the Special Committee) and the Merger Corporation, (ii) a governmental authority of competent jurisdiction has enacted, issued, promulgated, enforced or entered any law permanently prohibiting or making illegal the Merger, (iii) the other party breaches its representations, warranties or covenants in the Merger Agreement, subject in certain cases to the right of the breaching party to cure the breach, or (iv) the Company Stockholder Approvals are not obtained at the stockholders meeting convened therefor; provided that the Merger Corporation shall not be permitted to exercise such right if any of the Continuing Stockholders are then in breach of their respective Voting Agreement (as defined below) in any material respect. In addition, the Company, acting with the prior approval of the Special Committee, may terminate the Merger Agreement if the Merger Corporation fails to consummate the closing after the Company has delivered written notice that all conditions to closing have been satisfied and the Company is prepared to consummate the closing. The Merger Corporation and the Company (acting with the prior approval of the Special Committee) may also terminate the Merger Agreement by mutual written consent.

If the Merger Agreement is terminated in certain circumstances, including in connection with the Company’s entry into a Superior Proposal, the Company would be required to pay the Merger Corporation a termination fee of $39,000,000.

Other Terms of the Merger Agreement

Each of the Company and the Merger Corporation has made customary representations, warranties and covenants in the Merger Agreement, including, among others, with respect to the Company, covenants (i) to conduct its business in the ordinary course during the period between the date of the Merger Agreement and the consummation of the Transactions and (ii) not to engage in specified types of transactions or take specified actions during this period unless agreed to in writing by the Merger Corporation. The parties have also agreed to use reasonable best efforts to consummate the Transactions as promptly as reasonably practicable, including taking all actions necessary to obtain the regulatory approvals necessary to complete the Transactions, subject to certain limitations. The Company has also agreed to take certain steps at the Merger Corporation’s request from time to time to reserve and set aside cash pursuant to escrow or other segregation arrangements to fund the Merger Consideration, subject to certain limitations and exceptions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference. A copy of the Merger Agreement has been included to provide Company stockholders and other security holders with information regarding its terms and is not intended to provide any factual information about the Company, the Merger Corporation or their respective affiliates. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Company stockholders or other security holders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Company stockholders or other security holders. Company stockholders and other security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Merger Corporation or their respective affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Company acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading. The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Merger, the Company, the Merger Corporation, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, the proxy statement in preliminary and definitive form and Schedule 13E-3 that the Company will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that the Company will make, with the SEC.

Equity Commitment Letter

Pursuant to the equity commitment letter, dated May 8, 2025, funds affiliated with BCP FC Aggregator L.P. have committed to provide the Merger Corporation, on the terms and subject to the conditions set forth in the equity commitment letter, an aggregate equity commitment to fund the payment of the aggregate Merger Consideration and certain other amounts required to be paid under the Merger Agreement (the “Equity Financing”). The Equity Financing, when funded in full in accordance with the equity commitment letter, will provide an amount that is sufficient to fund the payment of (i) the aggregate Merger Consideration, (ii) any other amounts required to be paid under Article III of the Merger Agreement and (iii) any fees, costs and expenses of or payable by the Merger Corporation in connection with the Equity Financing at the closing of the Merger.

Voting Agreements

On May 8, 2025, concurrently with the execution and delivery of the Merger Agreement, the Company entered into Voting and Support Agreements (the “Voting Agreements”) with each of the Continuing Stockholders, pursuant to which, among other things, the Continuing Stockholders have agreed to vote all of their shares of Company Common Stock:

(i)
in favor of the adoption of the Merger Agreement and approval of the Merger and in favor of any other matter in respect of which approval of the Company’s stockholders is expressly requested by the Board and is required in order to adopt the Merger Agreement and approve the Merger and the other transactions contemplated by the Merger Agreement;

(ii)
against any action, agreement or transaction that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Merger Corporation contained in the Merger Agreement;

(iii)
against any action, agreement or transaction that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Continuing Stockholders contained in the respective Voting Agreement;

(iv)	against any action, agreement or transaction that would reasonably be expected to otherwise prevent, impede, frustrate or nullify any provision of the Merger Agreement; and

(v)
against any acquisition proposal or other action, agreement or transaction involving the Company that is intended, or would reasonably be expected, to materially impede, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

Except under certain circumstances described in the Voting Agreements, the Continuing Stockholders will not transfer their shares of Company Common Stock. The Voting Agreements automatically terminate without any notice or other action by any person upon the earlier of (i) the valid termination of the Merger Agreement in accordance with its terms, (ii) the mutual written consent of all of the parties thereto, (iii) the Board (acting upon the recommendation of the Special Committee) or the Special Committee effecting an Adverse Recommendation Change (as defined in the Merger Agreement) and (iv) the Effective Time.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 and incorporated herein by reference.

Item 8.01	Other Events.

In connection with the entry into the Merger Agreement, the Company terminated the Company’s current share repurchase program as of May 9, 2025, with any unused amount under the program expiring as of that date.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as May 8, 2025, by and between TaskUs, Inc. and Breeze Merger Corporation.
10.1*	Voting and Support Agreement, dated as of May 8, 2025, by and between TaskUs, Inc. and BCP FC Aggregator L.P.
10.2*
Voting and Support Agreement, dated as of May 8, 2025, by and among TaskUs, Inc., Bryce Maddock, The Maddock 2015 Irrevocable Trust, The Bryce Maddock Family Trust and The Maddock 2015 Exempt Irrevocable Trust.

10.3*	Voting and Support Agreement, dated as of May 8, 2025, by and among TaskUs, Inc., Jaspar Weir, The Weir 2015 Irrevocable Trust, The Jaspar Weir Family Trust and The Weir 2015 Exempt Irrevocable Trust.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain schedules, exhibits and annexes (or similar attachments) have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted attachments upon request by the SEC.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of the Company by Breeze Merger Corporation. In connection with the proposed transaction, the Company intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the Company’s proxy statement in preliminary and definitive form. In addition, the Company and certain affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE COMPANY’S PROXY STATEMENT AND SCHEDULE 13E-3 (IF AND WHEN THEY BECOME AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders are or will be able to obtain the documents (if and when available) free of charge either from the SEC’s website at www.sec.gov, or from the Company’s Investor Relations webpage at ir.taskus.com.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under SEC rules, will be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2025 Annual Meeting of Shareholders, which was filed with the SEC on April 8, 2025 (available here), under the sections “Executive and Director Compensation”, “Beneficial Ownership of Securities” and “Certain Relationships and Related Person Transactions”. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2025 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.

Additional information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the Company’s proxy statement relating to the proposed transaction when it becomes available.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and further include, without limitation, statements reflecting the Company’s current views with respect to, among other things, the Company’s operations, the Company’s financial performance, the Company’s industry, the impact of the macroeconomic environment on the Company’s business, and other non-historical statements. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “would,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates,” “position us” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors include but are not limited to: the risk that the proposed transaction may not be completed in a timely manner or at all; the failure to receive, on a timely basis or otherwise, the required approvals of the proposed transaction by the Company’s stockholders; the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the termination or expiration of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; the possibility that competing offers or acquisition proposals for the Company will be made; the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive transaction agreement relating to the proposed transaction, including in circumstances which would require the Company to pay a termination fee; the effect of the announcement or pendency of the proposed transaction on the Company’s ability to attract, motivate or retain key executives and associates, its ability to maintain relationships with its customers, vendors, service providers and others with whom it does business, or its operating results and business generally; the potential impact of certain provisions of the merger agreement on the Company’s liquidity and ability to fund its operations during the pendency of the proposed transaction; risks related to the proposed transaction diverting management’s attention from the Company’s ongoing business operations; the risk of shareholder litigation in connection with the proposed transaction, including resulting expense or delay; the dependence of the Company’s business on key clients; the risk of loss of business or non-payment from clients; the Company’s failure to cost-effectively acquire new clients; the risk that the Company may provide inadequate service or cause disruptions in the Company’s clients’ businesses or fail to comply with the quality standards required by the Company’s clients under the Company’s agreements; the Company’s inability to anticipate clients’ needs by adapting to market and technology trends; utilization of artificial intelligence by the Company’s clients or the Company’s failure to incorporate artificial intelligence into its operations; unauthorized or improper disclosure of personal or other sensitive information, or securities breaches and incidents; negative publicity or liability or difficulty recruiting and retaining employees; the Company’s failure to detect and deter criminal or fraudulent activities or other misconduct by its employees or third parties; global economic and political conditions, especially in the social media and meal delivery and transport industries from which the Company generates significant revenue; the dependence of the Company’s business on its international operations, particularly in the Philippines and India; the Company’s failure to comply with applicable data privacy and security laws and regulations; fluctuations against the U.S. dollar in the local currencies in the countries in which the Company operates; the Company’s inability to maintain and enhance its brand; competitive pricing pressure; the Company’s dependence on senior management and key employees; increases in employee expenses and changes to labor laws; failure to attract, hire, train and retain a sufficient number of skilled employees to support operations; the Company’s inability to effectively expand its operations into countries or industries in which the Company has no prior operating experience and in which the Company may be subject to increased business, economic and regulatory risks; reliance on owned and third-party technology and computer systems; and failure to maintain asset utilization levels, price appropriately and control costs; the control of affiliates of Blackstone Inc. and the Company’s  Co-Founders over the Company; the dual class structure of the Company’s common stock; and the volatility of the market price of the Company’s Class A common stock. Additional risks and uncertainties include but are not limited to those described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 6, 2025, as such factors may be updated from time to time in the Company’s filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as  required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TASKUS, INC.

By:	/s/ Balaji Sekar
	Name:	Balaji Sekar
	Title:	Chief Financial Officer

Date:  May 9, 2025